                                                                  Exhibit 23.3.1

            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-4 filed with the Securities and Exchange Commission of our report dated January 29, 2004, except for Note 22 which is dated March 4, 2004, on the consolidated financial statements of First Citizens Banc Corp as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-4.

                                                /s/ Crowe Chizek and Company LLC
                                                --------------------------------
                                                Crowe Chizek and Company LLC

Cleveland, Ohio
July 15, 2004